Exhibit 99.1

FOR IMMEDIATE RELEASE: FEBRUARY 3, 2020

LEGGETT & PLATT REPORTS 4Q AND FULL YEAR 2019 RESULTS

Carthage, MO, February 3, 2020 —

•	4Q sales grew 9%, to $1.14 billion

•	4Q EPS was $.64 and 4Q adjusted[1] EPS was $.68, increases vs 4Q18

•	2019 sales increased 11%, to $4.75 billion

•	2019 EPS was $2.47 and 2019 adjusted[1] EPS was $2.57, increases vs 2018

•	2019 cash flow from operations was a record $668 million

•	2020 guidance: EPS of $2.40–$2.60 on sales of $4.7–$4.9 billion

Diversified manufacturer Leggett & Platt reported fourth quarter 2019 sales of $1.14 billion, a 9% increase versus fourth quarter last year.

•	Acquisitions added 13% to sales growth (primarily ECS)

•	Organic sales were down 4%:

○	Volume up 2% absent declines from exited business (which reduced sales 3%)

○	Raw material-related selling price decreases and negative currency impact -3%

Fourth quarter EBIT was $135 million, up $51 million or 61% from fourth quarter last year, and adjusted1 EBIT was $140 million, a $20 million or 17% increase.

•	EBIT and adjusted[1] EBIT benefited from:

○	ECS acquisition

○	Lower raw material costs (including LIFO benefit)

○	Improved earnings performance in Furniture Products

•	EBIT margin was 11.8%, up from 8.0% in the fourth quarter of 2018, and adjusted[1] EBIT margin was 12.2%, up from 11.5%

Fourth quarter EPS was $.64, an increase of $.25 versus fourth quarter 2018. Adjusted1 EPS was $.68, an increase of $.06, and reflects higher adjusted1 EBIT partially offset by higher interest expense ($.04/share) and a higher tax rate ($.02/share).

Full-Year Results:

2019 sales of $4.75 billion, an 11% increase versus last year

•	Acquisitions added 14% to sales growth (ECS and other smaller acquisitions)

•	Organic sales were down 3%:

○	Volume down 3% due to exited business

○	Raw material-related selling price increases 1%

○	Currency impact -1%

[1]	Please refer to attached tables for Non-GAAP reconciliations.

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2019 EBIT was $513 million, up $76 million or 18% from 2018, and adjusted1 EBIT was $529 million, a $56 million or 12% increase.

•	EBIT and adjusted[1] EBIT benefited from:

○	ECS acquisition

○	Lower raw material costs (including LIFO benefit)

○	Improved earnings performance in Furniture Products

•	EBIT margin was 10.8%, up from 10.2% in 2018, and adjusted[1] EBIT margin was 11.1%, flat with 2018

2019 EPS was $2.47, an increase of $.21 versus 2018. Full-year adjusted1 EPS was $2.57, an increase of $.09, and reflects higher adjusted1 EBIT partially offset by higher interest expense largely due to the ECS acquisition ($.20/share) and a higher tax rate ($.04/share).

Adjustments to Earnings:

•	Fourth quarter included $5 million (pretax), or $.04 per share, of restructuring-related charges

○	$3 million cash and $2 million non-cash

•	Full-year adjustments included restructuring-related charges of $15 million (pretax) and ECS transaction costs of $1 million (pretax), or $.10 per share

○	$9 million cash and $7 million non-cash

CEO Comments

Chairman and CEO Karl G. Glassman commented, “In 2019, our employees achieved several milestones including the acquisition of ECS, the largest acquisition in Company history, record cash flow from operations, and our 48th consecutive annual dividend increase. We also announced organizational changes, including segment realignment, effective January 1, 2020, and key executive and board appointments.

“Portfolio management remains a strategic priority. Over the past several years we have enhanced our business portfolio and improved margins by growing our stronger businesses and exiting or restructuring businesses that consistently struggled to deliver acceptable margins and returns. During 2019 we acquired two businesses: ECS, which contributed meaningfully to EBIT and operating cash flow, and a small Geo Components operation. We also completed the restructuring of Home Furniture and the exit of Fashion Bed.

“During 2019, sales grew 11% primarily from the ECS acquisition. Sales were stronger in U.S. Spring, Automotive, Work Furniture and Aerospace but these improvements were more than offset by planned lower volume from business exited in Fashion Bed and Home Furniture and weak trade demand in the Industrial Products segment. Full year adjusted1 EBIT increased $56 million over 2018, primarily from the ECS acquisition, lower raw material costs including LIFO benefit, and improved earnings performance in Furniture Products.

“In 2020, we expect mid-single-digit volume growth from Automotive, U.S. Spring, ECS, Aerospace, Geo Components and Work Furniture, to be offset by further year-over-year sales declines from exited business in Fashion Bed and Home Furniture, continued weak trade demand for steel rod and wire and raw material-related selling price decreases which began in the second half of 2019. Prior year acquisitions should add 1% to sales growth. Earnings growth in Automotive, U.S Spring, ECS and several of our businesses is expected to be more than offset by increasing steel costs, including the non-recurrence of 2019’s LIFO benefit, and investments to support future growth.”

Debt and Cash Flow

•	Debt was 2.9x trailing 12-months pro forma adjusted[1] EBITDA; we expect to be at debt to trailing 12-months adjusted EBITDA of approximately 2.5x by the end of 2020

•	Operating cash flow was a record $668 million during 2019, an increase of $228 million versus last year

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2020 Guidance

•	Sales are expected to be $4.7–$4.9 billion, -1% to +3% versus 2019

○	Organic sales are expected to be -2% to +2%

◾	Volume expected to be -1% to +3%, including -1% from exited business

◾	Raw material-related selling price decreases should reduce sales by 1%

○	Prior year acquisitions should add 1% to sales growth

•	EPS is expected to be $2.40–$2.60

•	Based on this guidance range, EBIT margin should be 10.7%–11.0%

•	Additional guidance expectations:

○	Depreciation and amortization $200 million

○	Net interest expense $80 million

○	Effective tax rate 23%

○	Fully diluted shares of 136 million

○	Operating cash flow $550 million

○	Capital expenditures $160 million

LIFO

•	In 2019, lower steel costs resulted in a LIFO benefit of $32 million (pretax)

•	In 2018, increasing steel costs resulted in LIFO expense of $31 million (pretax)

SEGMENT RESULTS – Fourth Quarter 2019 (versus 4Q 2018)

Residential Products –

•	Total sales grew 32%; acquisitions added 33%

•	Organic sales decreased 1%

○	Volume was up 2%, primarily from continued market share and content gains in U.S. Spring

○	Raw material-related price decreases reduced sales 3%

•

EBIT increased $26 million, primarily from the non-recurrence of a $16 million non-cash impairment charge related to a note receivable and $4 million in costs incurred with the ECS acquisition in the fourth quarter of 2018. EBIT also benefited from ECS acquisition earnings (after $12 million of amortization expense).

Industrial Products –

•	Total sales decreased 24%

○	Volume was down 14% from weak trade demand for steel rod and wire

○	Raw material-related selling price decreases reduced sales 10%

•	EBIT increased $1 million, primarily from lower raw material costs (including LIFO benefit) largely offset by lower metal margin and lower trade steel rod and wire volume

Furniture Products –

•	Total sales were down 5%

•	Volume decreased 4%, primarily from our decision to exit Fashion Bed and planned declines in Home Furniture, partially offset by growth in Adjustable Bed

•	Currency impact and raw material-related selling price decreases reduced sales 1%

•

EBIT increased $20 million, primarily from lower restructuring-related charges ($3 million in 4Q 2019 versus $15 million in 4Q 2018) as well as lower raw material costs (including LIFO benefit) and lower fixed costs attributable to restructuring activity

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Specialized Products –

•	Total sales increased 4%

•	Volume was up 5%, primarily from growth in Automotive and Aerospace

•	Currency impact decreased sales 1%

•	EBIT increased $1 million, primarily from higher volume in Automotive and Aerospace partially offset by lower volume in Hydraulic Cylinders

SEGMENT RESULTS – Full Year 2019 (versus 2018)

Residential Products –

•	Total sales grew 36%; acquisitions added 35%

•	Organic sales increased 1%

○	Volume was up 1%, with growth in U.S. Spring, European Spring and Geo Components offset by lower sales in other businesses, primarily Flooring Products and Machinery

○	Raw material-related price increases were offset by a negative currency impact

•

EBIT increased $38 million, primarily from earnings from the ECS acquisition (after $45 million of amortization expense and a $5 million non-recurring charge related to acquired inventories) and the non-recurrence of a $16 million non-cash impairment charge related to a note receivable in the fourth quarter of 2018

Industrial Products –

•	Total sales decreased 10%

○	Volume was down 13% from weak trade demand for steel rod and wire

○	Raw material-related selling price increases added 3% to sales

•	EBIT increased $29 million, primarily from lower raw material costs (including LIFO benefit) partially offset by lower trade steel rod and wire volume

Furniture Products –

•	Total sales were down 8%

•	Volume decreased 8%, primarily from our decision to exit Fashion Bed and planned declines in Home Furniture, partially offset by growth in Work Furniture

•	Raw material-related selling price increases were offset by a negative currency impact

•

EBIT increased $24 million, primarily from improved pricing and lower fixed costs attributable to restructuring activity and lower restructuring-related charges ($10 million in 2019 versus $15 million in 2018)

Specialized Products –

•	Total sales were up 1% from the PHC acquisition in early 2018; organic sales were flat

•	Volume was up 2%, from growth in Automotive and Aerospace

•	Currency impact, net of raw material-related price increases in Hydraulic Cylinders, decreased sales 2%

•

EBIT decreased $18 million, with earnings from higher volume offset by higher operating costs in Aerospace and Hydraulic Cylinders, negative currency impact, and investments to support future growth in Automotive

Slides and Conference Call

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, February 4. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

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First quarter results will be released after the market closes on Monday, May 4, with a conference call the next morning.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: At Leggett & Platt (NYSE: LEG), we create innovative products that enhance people’s lives, generate exceptional returns for our shareholders, and provide sought-after jobs in communities around the world. L&P is a 137-year-old diversified manufacturer that designs and produces engineered products found in most homes and automobiles. The Company is comprised of 15 business units, 22,000 employee-partners, and 140 manufacturing facilities located in 18 countries.

Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private-label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, the 2020 total sales, organic sales, volume growth from Automotive, U.S. Spring, ECS, Aerospace, Geo Components and Work Furniture, volume, annualized sales added by acquisitions, EPS, sales growth, improved EBIT, EBIT margin, cash from operations, decreasing steel costs, depreciation and amortization, net interest, effective tax rate, fully diluted shares, capital expenditures; and our ability to deleverage to a ratio of debt to trailing 12-months adjusted EBITDA of approximately 2.5 by year-end 2020. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the Company’s ability to achieve its operating targets; (ii) inability to comply with the restrictive covenants in the Company’s credit agreement; (iii) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (iv) market conditions; (v) price and product competition from foreign and domestic competitors, changes in demand for the Company’s products, cost and availability of raw materials and labor, fuel and energy costs, our ability to increase the dividend, our ability to repatriate cash from offshore accounts, net interest expense, tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, climate change regulations, environmental, social and governance risks, general economic conditions, possible goodwill or other asset impairment, foreign currency fluctuation, the amount of fully diluted shares, depreciation and amortization, and litigation risks; and (vi) other risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and subsequent Form 10-Q reports filed with the SEC.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Wendy M. Watson, Vice President, Investor Relations

Cassie J. Branscum, Manager, Investor Relations

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LEGGETT & PLATT	Page 6 of 8	February 3, 2020

RESULTS OF OPERATIONS	FOURTH QUARTER			YEAR TO DATE
(In millions, except per share data)	2019	2018	Change	2019	2018	Change
Net sales	$1,144.9	$1,046.7	9%	$4,752.5	$4,269.5	11%
Cost of goods sold	872.5	833.5		3,701.9	3,380.8

Gross profit	272.4	213.2	28%	1,050.6	888.7	18%
Selling & administrative expenses	117.6	111.9	5%	469.7	425.1	10%
Amortization	16.0	5.2		63.3	20.5
Other expense (income), net	3.7	12.1		4.2	6.2

Earnings before interest and taxes	135.1	84.0	61%	513.4	436.9	18%
Net interest expense	20.3	15.8		83.3	52.5

Earnings before income taxes	114.8	68.2		430.1	384.4
Income taxes	27.9	15.1		96.2	78.3

Net earnings	86.9	53.1		333.9	306.1
Less net income from non-controlling interest	(0.1)	(0.1)		(0.1)	(0.2)

Net earnings attributable to L&P	$86.8	$53.0	64%	$333.8	$305.9	9%

Earnings per diluted share
Net earnings per diluted share	$0.64	$0.39	64%	$2.47	$2.26	9%
Shares outstanding
Common stock (at end of period)	131.8	130.5	1.0%	131.8	130.5
Basic (average for period)	135.2	134.0		134.8	134.3
Diluted (average for period)	135.8	134.7	0.8%	135.4	135.2

CASH FLOW	FOURTH QUARTER			YEAR TO DATE
(In millions)	2019	2018	Change	2019	2018	Change
Net earnings	$86.9	$53.1		$333.9	$306.1
Depreciation and amortization	47.2	35.1		191.9	136.1
Working capital decrease (increase)	101.1	75.5		80.5	(46.0)
Impairments	2.1	5.1		7.8	5.4
Other operating activity	14.1	20.4		53.9	38.7

Net Cash from Operating Activity	$251.4	$189.2	33%	$668.0	$440.3	52%
Additions to PP&E	(40.1)	(37.0)		(143.1)	(159.6)	(10%)
Purchase of companies, net of cash	(20.8)	(1.3)		(1,265.1)	(109.2)
Proceeds from business and asset sales	0.2	1.2		5.5	4.9
Dividends paid	(52.6)	(49.5)		(204.6)	(193.7)
Repurchase of common stock, net	(2.7)	0.3		(7.1)	(107.6)
Additions (payments) to debt, net	(127.5)	(185.3)		947.0	(85.8)
Other	(2.3)	(13.0)		(21.1)	(47.3)

Increase (Decr.) in Cash & Equiv.	$5.6	$(95.4)		$(20.5)	$(258.0)

FINANCIAL POSITION	31-Dec
(In millions)	2019	2018	Change
Cash and equivalents	$247.6	$268.1
Receivables	591.9	571.6
Inventories	636.7	633.9
Other current assets	61.9	51.0

Total current assets	1,538.1	1,524.6	1%
Net fixed assets	830.8	728.5
Operating lease right-of-use assets	158.8	—
Goodwill	1,406.3	833.8
Intangible assets and deferred costs	764.0	178.7
Other assets	118.4	116.4

TOTAL ASSETS	$4,816.4	$3,382.0	42%

Trade accounts payable	$463.4	$465.4
Current debt maturities	51.1	1.2
Current operating lease liabilities	39.3	—
Other current liabilities	374.3	349.1

Total current liabilities	928.1	815.7	14%

Long-term debt	2,066.5	1,167.8	77%
Operating lease liabilities	121.6	—
Deferred taxes and other liabilities	387.7	240.9
Equity	1,312.5	1,157.6	13%

Total Capitalization	3,888.3	2,566.3	52%

TOTAL LIABILITIES & EQUITY	$4,816.4	$3,382.0	42%

LEGGETT & PLATT	Page 7 of 8	February 3, 2020

SEGMENT RESULTS [1]	FOURTH QUARTER				YEAR TO DATE
(In millions)	2019	2018	Change		2019	2018	Change
Residential Products
External Sales	$556.0	$420.3	32.3%		$2,331.0	$1,703.7	36.8%
Total Sales (External + Inter-segment)	559.1	424.7	31.6%		2,344.2	1,720.8	36.2%
EBIT	41.1	14.8	178%		170.6	132.8	28%
EBIT Margin	7.4%	3.5%	390 bps	[2]	7.3%	7.7%	(40	) bps[2]
Restructuring-related charges	2.0	0.8			4.1	0.8
ECS transaction costs	—	3.7			0.9	3.7
Note impairment	—	15.9			—	15.9

Adjusted EBIT	43.1	35.2	22%		175.6	153.2	15%
Adjusted EBIT Margin	7.7%	8.3%	(60	) bps	7.5%	8.9%	(140	) bps
Depreciation and amortization	26.6	12.2			104.2	46.6

Adjusted EBITDA	69.7	47.4	47%		279.8	199.8	40%
Adjusted EBITDA Margin	12.5%	11.2%	130 bps		11.9%	11.6%	30 bps

Industrial Products
External Sales	$57.5	$91.6	(37.2%)		$295.6	$367.4	(19.5%)
Total Sales (External + Inter-segment)	126.8	166.1	(23.7%)		595.2	662.4	(10.1%)
EBIT	21.6	20.8	4%		97.5	68.4	43%
EBIT Margin	17.0%	12.5%	450 bps		16.4%	10.3%	610 bps
Restructuring-related charges	0.4	—			1.0	—

Adjusted EBIT	22.0	20.8	6%		98.5	68.4	44%
Adjusted EBIT Margin	17.4%	12.5%	490 bps		16.5%	10.3%	620 bps
Depreciation and amortization	2.8	2.6			11.0	10.3

Adjusted EBITDA	24.8	23.4	6%		109.5	78.7	39%
Adjusted EBITDA Margin	19.6%	14.1%	550 bps		18.4%	11.9%	650 bps

Furniture Products
External Sales	$261.7	$275.3	(4.9%)		$1,059.1	$1,142.1	(7.3%)
Total Sales (External + Inter-segment)	263.8	278.7	(5.3%)		1,068.6	1,155.9	(7.6%)
EBIT	21.5	1.3	1554%		73.4	49.6	48%
EBIT Margin	8.2%	0.5%	770 bps		6.9%	4.3%	260 bps
Restructuring-related charges	2.6	15.5			10.0	15.5

Adjusted EBIT	24.1	16.8	43%		83.4	65.1	28%
Adjusted EBIT Margin	9.1%	6.0%	310 bps		7.8%	5.6%	220 bps
Depreciation and amortization	3.4	4.4			17.8	17.4

Adjusted EBITDA	27.5	21.2	30%		101.2	82.5	23%
Adjusted EBITDA Margin	10.4%	7.6%	280 bps		9.5%	7.1%	240 bps

Specialized Products
External Sales	$269.7	$259.5	3.9%		$1,066.8	$1,056.3	1.0%
Total Sales (External + Inter-segment)	270.4	260.2	3.9%		1,070.0	1,059.0	1.0%
EBIT	48.9	47.5	3%		170.5	189.0	(10%)
EBIT Margin	18.1%	18.3%	(20	) bps	15.9%	17.8%	(190	) bps
Depreciation and amortization	10.8	10.3			41.8	39.0

EBITDA	59.7	57.8	3%		212.3	228.0	(7%)
EBITDA Margin	22.1%	22.2%	(10	) bps	19.8%	21.5%	(170	) bps

Total Company
External Sales	$1,144.9	$1,046.7	9.4%		$4,752.5	$4,269.5	11.3%
EBIT - segments	133.1	84.4	58%		512.0	439.8	16%
Intersegment eliminations and other	2.0	(0.4)			1.4	(2.9)

EBIT	135.1	84.0	61%		513.4	436.9	18%
EBIT Margin	11.8%	8.0%	380 bps		10.8%	10.2%	60 bps
Restructuring-related charges [3]	5.0	16.3			15.1	16.3
ECS transaction costs [3]	—	3.7			0.9	3.7
Note impairment [3]	—	15.9			—	15.9

Adjusted EBIT [3]	140.1	120.0	17%		529.4	472.9	12%
Adjusted EBIT Margin [3]	12.2%	11.5%	70 bps		11.1%	11.1%	0 bps
Depreciation and amortization - segments	43.6	29.5			174.8	113.3
Depreciation and amortization - unallocated [4]	3.6	5.6			17.1	22.8

Adjusted EBITDA [3]	187.3	155.1	21%		721.3	609.0	18%
Adjusted EBITDA Margin [3]	16.4%	14.8%	160 bps		15.2%	14.3%	90 bps

LAST SIX QUARTERS	2018		2019
Selected Figures	3Q	4Q	1Q		2Q	3Q	4Q
Net Sales ($ million)	1,092	1,047	1,155		1,213	1,239	1,145
Sales Growth (vs. prior year)	8%	6%	12%		10%	14%	9%
Volume Growth (same locations vs. prior year)	3%	—%	(3%)		(6%)	(1%)	(1%)

Adjusted EBIT [3] ($ million)	124	120	105		136	148	140
Cash from Operations ($ million)	127	189	31		172	213	251

Adjusted EBITDA (trailing twelve months) [3] ($ million)	598	609	620		651	689	721
(Long-term debt + current maturities) / Adj. EBITDA [3,5]	2.3	1.9	4.0		3.7	3.3	2.9

Organic Sales (vs. prior year)	3Q	4Q	1Q		2Q	3Q	4Q
Residential Products	3%	5%	3%		(1%)	3%	(1%)
Industrial Products	28%	22%	10%		(9%)	(17%)	(24%)
Furniture Products	4%	(1%)	(5%)		(11%)	(8%)	(5%)
Specialized Products	3%	—%	(5%)		(3%)	6%	4%
Overall	6%	3%	(1%)		(6%)	(2%)	(4%)

[1]	Segment margins calculated on Total Sales. Overall company margin calculated on External Sales.
[2]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[3]	Refer to next page for non-GAAP reconciliations.
[4]	Consists primarily of depreciation of non-operating assets and amortization of debt issuance costs.
[5]	EBITDA based on trailing twelve months.

LEGGETT & PLATT	Page 8 of 8	February 3, 2020

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES [11]

	Full Year		2018		2019
Non-GAAP adjustments [6]	2018	2019	3Q	4Q	1Q	2Q	3Q	4Q
Restructuring-related charges	16.3	15.1	—	16.3	6.3	—	3.8	5.0
Note impairment	15.9	—	—	15.9	—	—	—	—
ECS transaction costs	6.9	0.9	—	6.9	0.9	—	—	—

Non-GAAP adjustments (pretax) [7]	39.1	16.0	—	39.1	7.2	—	3.8	5.0
Income tax impact	(7.5)	(2.3)	—	(7.5)	(1.8)	—	(0.4)	(0.1)
Tax Cuts and Jobs Act impact	(1.8)	—	(1.8)	—	—	—	—	—

Non-GAAP adjustments (after tax)	29.8	13.7	(1.8)	31.6	5.4	—	3.4	4.9

Diluted shares outstanding	135.2	135.4	134.7	134.7	135.0	135.2	135.4	135.8

EPS impact of non-GAAP adjustments	0.22	0.10	(0.01)	0.23	0.04	—	0.02	0.04

	Full Year		2018		2019
Adjusted EBIT, EBITDA, Margin, and EPS [6]	2018	2019	3Q	4Q	1Q	2Q	3Q	4Q
Net sales	4,270	4,753	1,092	1,047	1,155	1,213	1,239	1,145
EBIT (earnings before interest and taxes)	436.9	513.4	124.4	84.0	98.2	136.0	144.1	135.1
Non-GAAP adjustments (pretax and excluding interest) [8]	36.0	16.0	—	36.0	7.2	—	3.8	5.0

Adjusted EBIT ($ millions)	472.9	529.4	124.4	120.0	105.4	136.0	147.9	140.1

EBIT margin	10.2%	10.8%	11.4%	8.0%	8.5%	11.2%	11.6%	11.8%
Adjusted EBIT margin	11.1%	11.1%	11.4%	11.5%	9.1%	11.2%	11.9%	12.2%

EBIT	436.9	513.4	124.4	84.0	98.2	136.0	144.1	135.1
Depreciation and Amortization	136.1	191.9	33.8	35.1	46.3	50.0	48.4	47.2

EBITDA	573.0	705.3	158.2	119.1	144.5	186.0	192.5	182.3
Non-GAAP adjustments (pretax and excluding interest) [8]	36.0	16.0	—	36.0	7.2	—	3.8	5.0

Adjusted EBITDA ($ millions)	609.0	721.3	158.2	155.1	151.7	186.0	196.3	187.3

EBITDA margin	13.4%	14.8%	14.5%	11.4%	12.5%	15.3%	15.5%	15.9%
Adjusted EBITDA margin	14.3%	15.2%	14.5%	14.8%	13.1%	15.3%	15.8%	16.4%

Diluted EPS	2.26	2.47	0.67	0.39	0.45	0.64	0.74	0.64
EPS impact of non-GAAP adjustments	0.22	0.10	(0.01)	0.23	0.04	—	0.02	0.04

Adjusted EPS ($)	2.48	2.57	0.66	0.62	0.49	0.64	0.76	0.68

	Full Year		2018		2019
Total Debt to Adjusted EBITDA [9]	2018	2019	3Q	4Q	1Q	2Q	3Q	4Q
Total Debt	1,169	2,118	1,357	1,169	2,461	2,415	2,248	2,118
Adjusted EBITDA, trailing 12 months	609	721	598	609	620	651	689	721

Total Debt / Leggett Reported 12-month Adjusted EBITDA	1.9	2.9	2.3	1.9	4.0	3.7	3.3	2.9
Total Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA [10]					3.56	3.45	3.15	2.93

[6]	Management and investors use these measures as supplemental information to assess operational performance.
[7]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 4Q 2018: $4.4 million COGS, $19.6 million SG&A, $11.9 million other expense, $3.2 million interest expense. 1Q 2019: $2.4 million COGS, $0.9 million SG&A, $3.9 million other expense. 3Q 2019: ($0.9) million COGS, $4.7 million other expense. 4Q 2019: $4.9 million other expense.

[8]	4Q 2018 excludes $3.2 million of financing-related charges recognized in interest expense.
[9]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[10]

The Leggett and ECS pro forma adjusted EBITDA for the 12 months ended March 31, June 30, September 30, and December 31, 2019 is presented in the table below. Because the increase in total debt from December 31, 2018 to December 31, 2019 was directly attributable to the ECS acquisition, we believe it is more meaningful to investors to include ECS’s pre-acquisition adjusted EBITDA for the trailing 12 months ended March 31, June 30, September 30, and December 31, 2019 in the total debt / 12-month adjusted EBITDA calculation.

	4/1/18 – 1/16/19	7/1/18 – 1/16/19	10/1/18 – 1/16/19	1/1/19 – 1/16/19
ECS pre-acquisition adjusted EBITDA from:
Net earnings	12	6	—	(1)
Interest expense	33	22	12	1
Taxes	6	4	1	0

EBIT	51	32	13	—
Depreciation and Amortization	14	10	5	1
Change in control bonus	7	7	7	—

Adjusted EBITDA	72	49	25	1

Leggett Adjusted EBITDA, trailing 12 months (including ECS from January 16, 2019)	620	651	689	721
ECS pre-acquisition adjusted EBITDA	72	49	25	1

Leggett and ECS Pro Forma Adjusted EBITDA, trailing 12 months	692	700	714	722

Total Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA	3.56	3.45	3.15	2.93

[11]	Calculations impacted by rounding.